As filed with the Securities and Exchange Commission on January 13, 2006
Registration No. 333-128270

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to the TCM common stock being issued in the spin-off)
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
(with respect to the TCM common stock being issued in the merger)

TRIPLE CROWN MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3012824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

546 East Main Street
Lexington, Kentucky 40508
(859) 226-4678
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Thomas J. Stultz
President and Chief Executive Officer
Triple Crown Media, Inc.
546 East Main Street
Lexington, Kentucky 40508
(859) 226-4356
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:

Robert S. Prather, Jr. President and Chief Operating Officer Gray Television, Inc. 4370 Peachtree Road, N.E. Atlanta, Georgia 30319 (404) 504-9828	Arnold S. Jacobs, Esq. Proskauer Rose LLP 1585 Broadway New York, New York 10036-8299 (212) 969-3210	Marlon F. Starr, Esq. Troutman Sanders LLP 600 Peachtree Street, N.E. Suite 5200 Atlanta, Georgia 30308 (404) 885-3000

     Approximate date of commencement of proposed sale to public: Upon completion of the spin-off and the merger described herein.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-128270

EXPLANATORY NOTE
      This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/S-4 of Triple Crown Media, Inc. (the “Registration Statement”) is being filed pursuant to Rule 462(d) for the sole purpose of adding exhibits to the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on November 29, 2005.

1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
      TCM’s by-laws provide generally for indemnification of TCM’s officers, directors, agents and employees to the extent authorized by the General Corporation Law of the State of Delaware, or DGCL. Pursuant to Section 145 of the DGCL, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such person. The statute also expressly provides that the power to indemnify that it authorizes is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
      As permitted by Section 102 of the DGCL, TCM’s sole stockholder has approved and incorporated provisions into Article Seventh of TCM’s amended and restated certificate of incorporation and Article VI of TCM’s by-laws eliminating a director’s personal liability for monetary damages to TCM and its stockholders arising from a breach of a director’s fiduciary duty, except for liability under Section 174 of the DGCL or liability for any breach of the director’s duty of loyalty to TCM or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or for any transaction in which the director derived an improper personal benefit.
      On June 13, 2005, Gray Television, Inc., or Gray, entered into a guaranty agreement in favor of any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of TCM through date of the consummation of the spin-off and the merger, or, while a director or officer of TCM during such period, is or was serving at the request of TCM as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans. Pursuant to the guaranty agreement, as amended, Gray irrevocably and unconditionally guaranteed to such persons the prompt, punctual and full performance of all of TCM’s indemnification and contribution obligations (including the advancement of expenses) arising under, in accordance with and subject to, the DGCL, TCM’s amended and restated certificate of incorporation, TCM’s by-laws, any resolutions of TCM’s board of directors or any committee thereof, or otherwise, as they may exist from time to time, in respect of actions or omissions by such persons. Gray has the right to recover from TCM for any payments made by Gray pursuant to the guaranty.
      On October 17, 2005, in order to induce each person who has been selected to be a director of TCM upon the consummation of the merger, or the Director Designees, to agree to be named in this Registration Statement, TCM entered into an agreement, or the Indemnity Letter, in favor of each of the Director Designees pursuant to which TCM agreed to indemnify each of the Director Designees, and agreed promptly to advance expenses to each of the Director Designees, for any liabilities that any of the Director Designees may incur by reason of such status, to the same extent that TCM would have been obligated to indemnify any of the Director Designees had they been directors of TCM for the period beginning on September 13, 2005 through to the date on which each of the Director Designees becomes a director of TCM.
      On October 18, 2005, Gray entered into a guaranty agreement in favor of the Director Designees pursuant to which Gray irrevocably and unconditionally guaranteed to such persons the prompt, punctual and full performance of all of TCM’s indemnification and contribution obligations (including the advancement of expenses) arising under, in accordance with and subject to, the DGCL, TCM’s amended and restated certificate of incorporation, TCM’s bylaws, any resolutions of TCM’s board of directors and the Indemnity Letter in respect of actions or omissions by such persons occurring between September 13, 2005 and the date on which each of the Director Designees becomes a director of TCM. Gray has the right to recover from TCM for any payments made by Gray pursuant to the guaranty.

Item 21.	Exhibits and Financial Statement Schedules.
      (a) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of August 2, 2005 by and among Triple Crown Media, Inc., BR Acquisition Corp. and Bull Run Corporation†

3.1	Amended and Restated Certificate of Incorporation†

3.2	By-laws†

5.1	Opinion regarding legality of Proskauer Rose LLP†

8.1	Opinion of King & Spalding LLP to Gray Television, Inc. regarding the material federal income tax consequences of the spin-off†

8.2	Opinion of King & Spalding LLP to Triple Crown Media, Inc. regarding the material federal income tax consequences of the merger†

8.3	Opinion of Troutman Sanders LLP to Bull Run Corporation regarding the material federal income tax consequences of the merger†

10.1	Separation and Distribution Agreement dated as of August 2, 2005 between Triple Crown Media, Inc. and Gray Television, Inc.†

10.2	Tax Sharing Agreement dated as of August 2, 2005 between Triple Crown Media, Inc. and Gray Television, Inc.†

10.3	Lease Agreement between Gray Publishing, LLC and Gray Television, Inc.†

10.4	Guaranty dated June 13, 2005 by Gray Television, Inc.†

10.5	Amendment No. 1 to the Guaranty dated October 18, 2005.†

10.6	Guaranty dated October 18, 2005 by Gray Television, Inc.†

10.7	Amendment No. 1 to Separation and Distribution Agreement dated as of November 18, 2005.†

21.1	Subsidiaries†

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Triple Crown Media, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Bull Run Corporation

23.3	Consent of Proskauer Rose LLP (included in Exhibit 5.1)†

23.4	Consent of King & Spalding LLP (included in Exhibit 8.1)†

23.5	Consent of King & Spalding LLP (included in Exhibit 8.2)†

23.6	Consent of Troutman Sanders LLP (included in Exhibit 8.3)†

23.7	Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

24.1	Power of attorney†

99.1	Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

99.2	[Intentionally omitted.]

99.3	[Intentionally omitted.]

99.4	Form of Bull Run Corporation Proxy Card†

99.5	Consent of Persons Named as About to Become a Director†

99.6	Letter of Indemnity to Director Designees dated October 17, 2005 by TCM†

†	Previously filed.

Item 22.	Undertakings.
      The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
      (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, Triple Crown Media, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1/ Form S-4 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on January 13, 2006.

TRIPLE CROWN MEDIA, INC.

By:	/s/ Thomas J. Stultz

Name: Thomas J. Stultz

Title:	President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement, has been signed by the following persons in the capacities indicated on this 13th day of January 2006.

Signature	Title

/s/ Thomas J. Stultz Thomas J. Stultz	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Frederick J. Erickson Frederick J. Erickson	Chief Financial Officer and Secretary (Principal Accounting and Financial Officer)

/s/ Robert S. Prather, Jr. Robert S. Prather, Jr.	Chairman and Director

/s/ Gerald N. Agranoff Gerald N. Agranoff	Director

/s/ James W. Busby James W. Busby	Director

/s/ Hilton H. Howell, Jr. Hilton H. Howell, Jr.	Director

/s/ Monte C. Johnson Monte C. Johnson	Director